Exhibit 99.1

Diffusion Pharmaceuticals Announces Appointment of Raven Jaeger, M.S., as Chief Regulatory Officer

Appointment brings 20 years of regulatory affairs experience and exceptional leadership capabilities

CHARLOTTESVILLE, Va. May 18, 2022 – Diffusion Pharmaceuticals Inc. (NASDAQ: DFFN) (“Diffusion” or the “Company”), a biopharmaceutical company developing therapies that enhance the body’s ability to deliver oxygen to areas where it is needed most, today announced that Raven Jaeger, M.S., has joined the Company as its Chief Regulatory Officer effective immediately. Ms. Jaeger will be responsible for development and implementation of regulatory and related strategies to support the development and commercialization of Diffusion’s product development candidates, including the Company’s lead candidate, trans sodium crocetinate (TSC), which is planned for development as an adjunct to standard of care therapy for hypoxic solid tumors.

Robert Cobuzzi, Jr., Ph.D., President and Chief Executive Officer of Diffusion, stated, “I am thrilled to have Raven join the Diffusion team. She brings with her a wealth of experience managing unique and complex global development programs focused on the treatment of rare diseases across multiple therapeutic areas, including oncology, neurology, metabolic and autoimmune diseases, vaccines, cardiology, and various liver diseases. Raven’s skills and experiences complement and enhance our team at Diffusion, and she will play a key near-term role in refining and implementing our product development strategy. I look forward to working closely with Raven as Diffusion prepares for the next phase of TSC’s development.”

Ms. Jaeger joins Diffusion from BridgeBio Pharma, Inc. where she was most recently Senior Vice President, Regulatory Affairs. During her time there, she successfully built and led a regulatory affairs team responsible for global regulatory strategy and operations for multiple development programs within several affiliate companies, whereby she led her team to gaining the first US FDA regulatory approval for the company. Previously, Ms. Jaeger was the head of Regulatory Affairs at Leadiant Biosciences, Inc., and supported multiple programs at ICON Development Solutions and at Nabi Biopharmaceuticals, Inc. She brings with her experience in obtaining multiple drug and biologic approvals in the the rare disease space, two of which resulted in the granting of a rare pediatric disease voucher, and she was integral in obtaing other key regulatory designations including Orphan Drug Designation, Fast Track Designation, Breakthrough Therapy Designation, and Rare Pediatric Disease Designation. Ms Jaeger began her career at the National Institute of Mental Health and the National Institutes of Health Center for Scientific Review. She holds an M.S. in biotechnology management from the University of Maryland and a B.S. in natural sciences with an emphasis in biology and biophysics from The Johns Hopkins University.

Ms. Jaeger commented, “I am excited to begin working with the Diffusion team. It’s a great team and a dynamic time for the Company. I look forward to using my expertise to guide Diffusion’s regulatory strategy as we prepare to start development of TSC to improve thetreatment of hypoxic solid tumors and to support the business development to bring more treatments to patients with unmet medical needs in the future.”

About Diffusion Pharmaceuticals Inc.

Diffusion Pharmaceuticals Inc. is a biopharmaceutical company developing novel therapies that enhance the body’s ability to deliver oxygen to areas where it is needed most. Diffusion’s lead product candidate, TSC, is being developed to enhance the diffusion of oxygen to tissues with low oxygen levels, also known as hypoxia, a serious complication of many of medicine’s most intractable and difficult-to-treat conditions, including hypoxic solid tumors. For more information, please visit us at www.diffusionpharma.com.

Forward-Looking Statements

This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including regarding the Company’s near-term strategic priorities and the potential therapeutic value of TSC. The Company may, in some cases, use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, the Company’s actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risk and uncertainties include, among other things, those related to: the Company’s ability to design, initiate, enroll, execute, and complete its planned studies evaluating TSC; the likelihood and timing of regulatory approval of TSC, if any, for the treatment of solid tumors complicated by hypoxia or any other indication, or the nature of any feedback the Company may receive from the U.S. Food and Drug Administration or other regulatory bodies; the impact of supply chain and other supplier issues on the Company’s clinical development program and associated timelines; the Company’s ability to protect and expand its intellectual property portfolio; the Company’s ability to maintain compliance with the continued listing standards of Nasdaq; general economic, political, business, industry, and market conditions, including the ongoing COVID-19 pandemic; and the other factors discussed under the heading “Risk Factors” in the Company’s filings most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified) and, except as required by applicable law, rule, or regulation, the Company undertakes no obligation to update any such statements after the date hereof.

Contacts

Investors:
Tiberend Strategic Advisors, Inc.
Daniel Kontoh-Boateng
dboateng@tiberend.com

Media:
Kate Barrette
RooneyPartners
Kbarrette@rooneypartners.com